Exhibit 99.2

CONTACT:	Michael J. Perdue
President and CEO
Community Bancorp Inc.
(760) 432-1100

Bruce A. Ives
President and CEO
Cuyamaca Bank, N.A.
(619) 956-2156

News Release

COMMUNITY BANCORP TO ACQUIRE CUYAMACA BANK

ESCONDIDO, CA – June 28, 2004 – Community Bancorp Inc. (“Community”) (Nasdaq: CMBC) parent company of Community National Bank, today announced that it has signed a definitive agreement to acquire Cuyamaca Bank, N.A., (OTCBB: CUYA) (“Cuyamaca”), a $113 million asset institution serving the rapidly growing east San Diego County market.

Shareholders of Cuyamaca will have the choice to receive cash, shares of Community Bancorp common stock, or a combination of cash and stock in exchange for each share of Cuyamaca stock, subject to allocation procedures intended to ensure that in the aggregate, 70% of the total consideration will be in Community shares. The exchange ratio for the stock consideration has been set at 1.0439 Community shares for each Cuyamaca share, subject to collars. Based on a CMBC stock price of $23.47, the midpoint of the collar, the consideration paid would equate to $24.50 per share and the aggregate purchase price will be approximately $24.7 million. The acquisition has been approved by the Boards of Directors of each company and is expected to be accretive to Community during the first full year of combined operations

The merger of Cuyamaca into Community National Bank will produce an institution with over $615 million in assets and nine full service branches. Cuyamaca, which was founded in 1983, operates banking offices in the east San Diego County cities of Santee, El Cajon, and La Mesa and in the north San Diego County city of Encinitas. It also has an SBA Department in La Mesa. At March 31, 2004, Cuyamaca had $112.8 million in assets, $99.4 million in deposits, $86.5 million in loans, and no nonperforming loans.

Community National Bank is headquartered in Escondido, California, and serves northern San Diego and southern Riverside Counties through offices in Bonsall, Escondido, Fallbrook, Temecula and Vista. A branch in Murrieta is scheduled to open in the fall of 2004. The Bank also has seven SBA loan production offices that originate loans throughout California, as well as in Arizona, Nevada, and Oregon. As of March 31, 2004, Community National had assets of $502.4 million, deposits of $429.1 million and loans of $421.9 million.

“We are very excited about the combination of our two institutions,” stated Michael J. Perdue, President and CEO of Community. “Both banks operate in fast growing areas of southern California, and the enhanced product line and higher lending limits will allow us to better serve consumers and businesses in these expanding markets,” Perdue concluded.

Gary W. Deems, Chairman of Community, stated: “The Board of Community is very enthusiastic about the transaction and we look forward to having two of Cuyamaca’s Directors join our Board. We are certain they will contribute significantly to the continued success of the combined institution.”

“Before agreeing to this transaction our Directors carefully considered the best interests of our shareholders, customers, employees and communities,” stated Cuyamaca’s Chairman, Thomas A. Page. “We were very impressed with Community’s management and are convinced that they share our commitment to shareholder value, community involvement and employee support. We are also pleased that, through the stock consideration being offered, our shareholders will have the opportunity to participate in the upside of a combined Community/Cuyamaca franchise.”

Bruce A. Ives, President and CEO, stressed the numerous benefits that the merger will offer to Cuyamaca customers. “The combination gives our customers access to a larger branch network and a broader array of banking services. We are also confident that they will continue to receive the same high level of personal service that they are accustomed to,” Ives concluded.

Community Bancorp Inc.

Cuyamaca Bank Acquisition

June 28, 2004

The merger is subject to the approval of the shareholders of Cuyamaca, the receipt of necessary regulatory approvals, and other customary closing conditions. While not required to approve the merger, shareholders of Community will be asked to approve an amendment to the Company’s Stock Option Plan adding additional shares, a part of which will be necessary to provide substitute options required by the merger. The merger is expected to be completed by the end of the third quarter of 2004.

This News Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act. Statements concerning the expected prospects for the effective date of the transaction, the accretive nature of the transaction, future developments or events, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties which might cause actual results to differ materially from stated expectations. These factors include, but are not limited to, regulatory reviews and approvals, competition in the financial services markets for deposits, loans, and other financial services, retention of business, the ability to realize various cost saving measures, and general economic conditions. The forward-looking statements should be considered in the context of these and other risk factors disclosed in Community Bancorp Inc.’s filings with the SEC. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of an unanticipated event.

This News Release may be deemed to be solicitation material in respect to the proposed transaction between Community Bancorp Inc. and Cuyamaca Bank, N.A. pursuant to an Agreement to Merge and Plan of Reorganization, dated as of June 28, 2004 by and among Community Bancorp Inc., Community National Bank and Cuyamaca Bank, N.A. (the “Agreement”). Filing of this News Release is being made in connection with Rules 165 and 425 promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the proposed transaction, Community Bancorp Inc. will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a proxy statement/prospectus which will describe the proposed transaction and its proposed terms and conditions. Shareholders are encouraged to read the registration material and proxy statement/prospectus because these documents will contain important information about the transaction. A copy of the Agreement will be filed in the near future with the SEC as an exhibit to Community Bancorp Inc.’s 8-K, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available for free when filed, both on SEC’s web-site (www.sec.gov) or by contacting L. Bruce Mills, Senior Vice President & Chief Financial Officer at 900 Canterbury Place, Suite 300, Escondido, California 92025. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our web-site: www.comnb.com. We post these reports to our web-site as soon as reasonably practicable after filing them with the SEC. None of the information on or hyper-linked from our web-site is incorporated into this press release. Requests for copies of reports filed by Cuyamaca Bank, N.A., pursuant to the Securities Exchange Act of 1934 should be directed to Bruce A. Ives, President and Chief Executive Officer, Cuyamaca Bank, N.A., 9955 Mission Gorge Road, Santee, California 92071.

GENERAL INFORMATION

Community Bancorp is a bank holding company with $502 million in assets as of March 31, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank’s primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Bonsall, Escondido, Fallbrook, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

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